Exhibit 10.2

                                    AMENDMENT
                                     TO THE
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                               MARTIN J. GEITZ AND
                       SIMSBURY BANK & TRUST COMPANY, INC.

     WHEREAS, Martin J. Geitz (the "Executive") and Simsbury Bank & Trust Company, Inc. (the "Bank") previously entered into an Employment Agreement dated as of September 1, 2004 (the "Employment Agreement"); and

     WHEREAS, the Executive and the Bank wish to amend the Employment Agreement as of December 31, 2008 in order to cause the Employment Agreement to fully comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, it is agreed that the Employment Agreement is amended as of December 31, 2008 as follows, and that all other terms and conditions of the Employment Agreement remain unchanged:

          1. Section 8(a)(3)(i) of the Employment Agreement is amended by deleting the last two sentences thereof and replacing them with the following:

               "The amount shall be paid in a lump sum cash payment upon termination; and"

          2. Section 8(e) of the Employment Agreement is amended by adding the following to the end thereof:

               "The Indemnification Amount shall be paid to the Executive on or before the due date for the Executive's federal income tax return (determined without extensions) on which the excess parachute payment must be reported."


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          3. The Employment Agreement is amended by adding the following new
          Section 17A, following the end of Section 17 thereof:

               "17A. Section 409A Delay. Notwithstanding anything else herein to the contrary, any payments due hereunder as a result of the termination of the Executive's employment may be delayed until a date no later than six months following such termination of employment, if such delay is determined by the Bank to be necessary in order to comply with the requirements of Section 409A of the Internal Revenue Code. In the event that any payments are so delayed, the Bank shall credit simple interest of 5% on such delayed payments."


Simsbury Bank & Trust Company                           Martin J. Geitz

_/S/____________________________                        _/S/____________________
By:  Lincoln S. Young